Exhibit 10.2

Execution Version

SUPPLEMENT No. 2 (this “Supplement”) dated as of April 19, 2013, to the Guarantee Agreement dated as of May 27, 2011 (the “Guarantee Agreement”), among ADVANCE AUTO PARTS, INC., a Delaware corporation (“Holdings”), ADVANCE STORES COMPANY, INCORPORATED, a Virginia corporation (the “Borrower”), the subsidiaries of the Borrower from time to time party thereto (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) and JPMORGAN CHASE BANK, N.A., a New York banking corporation (“JPMCB”), as administrative agent for the Lenders (as defined in the Credit Agreement referred to below).

A. Reference is made to the Credit Agreement dated as of May 27, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the lenders from time to time party thereto (the “Lenders”) and JPMCB, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement.

C. The Borrower and the Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement and Section 20 of the Guarantee Agreement, each Material Subsidiary that was not in existence or not a Material Subsidiary on the date of the Credit Agreement is required to enter into this Guarantee Agreement as a Subsidiary Guarantor no more than 30 days after the date of determination (in accordance with the provisions of the definition of “Material Subsidiary” in the Credit Agreement) that such Subsidiary has become (or is deemed to be) a Material Subsidiary. Section 20 of the Guarantee Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement and the Guarantee Agreement to become a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 20 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and such New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

The New Guarantor represents and warrants to the Administrative Agent, the other Lenders and the Issuing Banks that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile or other electronic methods of transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 2. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it in care of the Borrower.

The New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

B.W.P. DISTRIBUTORS, INC.

By:     /s/ Michael A. Norona
Name: Michael A. Norona
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:     /s/ Sarah Freedman
Name: Sarah Freedman
Title: Executive Director